Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 37 to Registration Statement No. 333-142592 on Form N-1A of our report dated September 27, 2010, relating to the financial statements and financials highlights of BlackRock Funds II, including BlackRock Income Portfolio and BlackRock Income Builder Portfolio, appearing in the Annual Report on Form N-CSR of BlackRock Funds II, for the year ended July 31, 2010, and to the references to us under the headings “Financial Highlights” in the Prospectuses of BlackRock Income Portfolio and BlackRock Global Dividend Income Portfolio (formerly BlackRock Income Builder Portfolio), and to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, all of which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
November 24, 2010